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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-1 of our report dated March 4, 1999, on our audits of the consolidated financial statements of Juno Online Serivces, Inc. (formerly Juno Online Services, L.P. and Subsidiary) as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts."



/s/ PricewaterhouseCoopers LLP



New York, New York
April 23, 1999